UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2011

Bizzingo, Inc.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Nevada

000-52511

98-0471052

___________________________________________________________________________________________

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

  File Number)

 Identification No.)

63 Main Street, #202, Flemington, New Jersey

 08822

___________________________________________________________________________________________

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Changes in Control of Registrant.

During the period from May 16, 2011 through June 10, 2001, Orions Digital Technology, Inc. (“ODT”) acquired a total of 22,120,190 shares of our common stock in private transactions from the following shareholders of the Company for the respective considerations:

Selling Stockholder

Number of Shares

Consideration Paid

Cecil Bernard

5,935,376

$59,353.76

GJ Daou and Company

4,000,000

$40,000.00

James Hunt

  950,400

$  9,500.00

Professional Capital

Partners, Ltd

6,234,414

$62,234.42

Jacques Krischer

5,000,000

$50,000.00

ODT has informed the Company that it used its working capital to acquire the stated shares. As a result of the transactions, ODT beneficially owns and controls 22,120,190 shares (or 30.2%) of our common stock, based on 73,241,376  shares of common stock issued and outstanding as of the date of this report. The Company is unaware of any arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

ODT is a Delaware company. Emma Group, Inc., a Washington corporation  (“Emma Group”), is a 70.97% shareholder of Orions, and Mr. Leo J. Kennedy is an officer and director of Emma Group and an officer and director of ODT. In addition,  he may be deemed a control person of Emma Group, through his relationship with the majority shareholder of Emma Group. As a result of the foregoing, both Emma Group and Mr. Kennedy may be deemed the beneficial owners of the shares held by ODT. The address of the ODT and Mr. Kennedy is 15400 SE 30th Place, Suite 105, Bellevue WA 98005. The address of Emma Group is 2300 Clayton Road, Suite 1120, Concord CA 94520.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bizzingo, Inc.

Date:

July 11, 2011

/s/ Douglas Toth

Douglas Toth

Chairman

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